70 Maxess Road ▪ Melville, NY 11747
631-396-5000 ▪ Fax: 631-396-3016
FOR IMMEDIATE RELEASE

Nu Horizons Electronics Corp. Announces Completion of Restatement of Financial Statements

All Filings with the SEC are Now Current

Melville, NY (November 21, 2007) - - Nu Horizons Electronics Corp. (NasdaqGM:NUHC) today announced that the Company has filed with the Securities and Exchange Commission ("SEC") an amended Annual Report on Form 10-K/A for the year ended February 28, 2007, and an amended Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2007, which together contain all of the financial statements that were restated as a result of Nu Horizons’ previously-disclosed tax and financial reporting matters, including those for prior periods. In addition, Nu Horizons today filed its Quarterly Reports on Form 10-Q for the second quarter of fiscal 2008 ended August 31, 2007, which was not restated but had been delayed as a result of the review. The company's periodic filings with the SEC are now current.

As previously disclosed, Nu Horizons had received a Nasdaq Staff Determination on October 12, 2007 indicating that Nu Horizons failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) and that Nu Horizons’ securities were therefore subject to delisting from the Nasdaq Global Market. Nu Horizons believes that it has now regained compliance with all requirements for continued listing on the Nasdaq Global Market; however, the company awaits confirmation of compliance from Nasdaq.

Arthur Nadata, Chairman of the Board and Chief Executive Officer, stated, "We are happy to be a current filer and to again report all our financial information on a timely basis."

Financial information for all periods ended on or before February 28, 2007 included in Nu Horizons’ previously-filed reports on SEC Forms 10-K, 10-Q and 8- K, the related opinions of the company's independent registered public accounting firm, and all earnings press releases and similar communications issued by the company relating to such periods, should not be relied upon and are superseded in their entirety by the information in the amended filings made with the SEC today.

About Nu Horizons Electronics Corp.

Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 51 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Nu Horizons Electronics Corp. Announces Completion of Restatement of Financial Statements	Page 2

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks related to the pending Vitesse-related class action litigation. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg, Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

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